Exhibit 99.1

IAC REPORTS Q1 2015 RESULTS

NEW YORK— April 28, 2015—IAC (NASDAQ: IACI) released first quarter 2015 results today and published management’s prepared remarks on the Investors section of its website at www.iac.com/Investors.

SUMMARY RESULTS

($ in millions except per share amounts)

	Q1 2015	Q1 2014	Growth
Revenue	$772.5	$740.2	4%

Adjusted EBITDA	75.2	108.1	-30%
Adjusted Net Income	38.4	51.6	-26%
Adjusted EPS	0.43	0.59	-27%

Operating Income	35.1	71.7	-51%
Net Income	26.4	35.9	-26%
GAAP Diluted EPS	0.30	0.41	-28%

See reconciliations of GAAP to non-GAAP measures beginning on page 10.

•                  Consolidated revenue increased 4% year-over-year in the first quarter driven by solid growth at The Match Group, Media and eCommerce, partially offset by modest declines at Search & Applications.

•                  The Match Group revenue increased 13%, or 19% excluding the effects of foreign exchange, driven by contributions from The Princeton Review and FriendScout24, acquired on August 1, 2014 and August 31, 2014, respectively, and 16% growth in Dating paid subscribers to over 4.0 million globally.  Dating revenue increased 2%, or 8% excluding the effects of foreign exchange.

•                  Search & Applications revenue decreased 4% driven by 7% and 1% declines at Websites and Applications, respectively.

•                  In the Media segment, Vimeo grew paid subscribers 29% to nearly 600,000.  IAC Films contributed revenue of $5.3 million during the quarter with While We’re Young released in theaters in March 2015.

•                  In the eCommerce segment, HomeAdvisor domestic revenue and service requests increased 34% and 38%, respectively, while overall HomeAdvisor revenue grew 24%.

•                  Consolidated Adjusted EBITDA decreased 30% year-over-year in the first quarter driven by increased investment at The Match Group, Media and eCommerce and lower revenue at Search & Applications, partially offset by lower Corporate expenses.

•                  IAC repurchased 3.0 million shares of common stock between February 3, 2015 and April 24, 2015 at an average price of $67.68 per share, or $200.0 million in aggregate.

•                  IAC declared a quarterly cash dividend of $0.34 per share, payable on June 1, 2015 to IAC stockholders of record as of the close of business on May 15, 2015.

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DISCUSSION OF FINANCIAL AND OPERATING RESULTS

	Q1 2015	Q1 2014	Growth
	$ in millions
Revenue
Search & Applications	$382.9	$398.0	-4%
The Match Group	239.2	211.2	13%
Media	43.6	36.4	20%
eCommerce	107.0	94.8	13%
Intercompany Elimination	(0.2)	(0.2)	-27%
	$772.5	$740.2	4%
Adjusted EBITDA
Search & Applications	$78.9	$82.1	-4%
The Match Group	25.9	47.4	-45%
Media	(14.6)	(7.9)	-85%
eCommerce	(3.1)	2.8	NM
Corporate	(11.9)	(16.3)	27%
	$75.2	$108.1	-30%
Operating Income (Loss)
Search & Applications	$64.3	$70.3	-9%
The Match Group	25.3	39.8	-36%
Media	(15.4)	(8.6)	-79%
eCommerce	(6.9)	(1.6)	-339%
Corporate	(32.3)	(28.3)	-14%
	$35.1	$71.7	-51%

Search & Applications

Websites revenue decreased 7% due primarily to a decline in revenue at Ask.com, partially offset by strong growth at About.com.  Applications revenue decreased 1% due to lower queries in B2B (our partnership operations), partially offset by strength in our B2C business, including query growth in our desktop search applications, as well as the contribution from mobile applications (via our acquisition of Apalon on November 3, 2014) and SlimWare (acquired April 1, 2014).  Adjusted EBITDA decreased 4% due primarily to the lower revenue and the impact of the write-off of $2.3 million of deferred revenue in connection with the acquisition of SlimWare.  Operating income decreased 9% as the current year period was negatively impacted by a $4.0 million contingent consideration fair value adjustment.

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The Match Group

Dating revenue grew 2% due primarily to 8% growth in North America driven by increased paid subscribers, partially offset by 8% lower International revenue due to foreign exchange effects, despite an increase in paid subscribers.  Excluding foreign exchange effects, total Dating revenue would have increased 8% and International revenue would have increased 9%.  Non-dating(1) revenue, which benefited from the acquisition of The Princeton Review, grew 372%.  Adjusted EBITDA decreased 45% due to increased marketing spend at Dating and DailyBurn, losses from The Princeton Review, which was not in the prior year period, $3.3 million of costs in the current year related to the ongoing consolidation and streamlining of our technology systems and European operations at our Dating businesses as well as a $3.9 million benefit in the prior year related to the expiration of the statute of limitations for a non-income tax matter.  Operating income reflects a positive $11.0 million contingent consideration fair value adjustment in the current year period.

Media

Revenue increased 20% due principally to the contribution from IAC Films and solid growth at Vimeo.  The Adjusted EBITDA loss was larger than the prior year due primarily to increased investment in Vimeo.

eCommerce

Revenue increased 13% due to significant growth at HomeAdvisor.  Adjusted EBITDA losses were $3.1 million in the first quarter versus profits in the prior year due primarily to increased investment at HomeAdvisor.

Corporate

The Corporate Adjusted EBITDA loss decreased due primarily to lower compensation costs.  Corporate operating loss reflects an increase of $8.3 million in stock-based compensation expense due primarily to a higher number of forfeited awards in the prior year and the impact of a modification of certain awards in the current year.

OTHER ITEMS

The effective tax rates for continuing operations in Q1 2015 and Q1 2014 were 22% and 38%, respectively, and the effective tax rates for Adjusted Net Income in Q1 2015 and Q1 2014 were 34% and 36%, respectively.  The effective rate for continuing operations was lower in Q1 2015 due primarily to the non-taxable gain on contingent consideration fair value adjustments in the current year.

Note 1: Includes The Princeton Review, Tutor.com and DailyBurn.

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LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2015, IAC had 81.9 million common and class B common shares outstanding.  As of April 24, 2015, the Company had 5.6 million shares remaining in its stock repurchase authorization.  IAC may purchase shares over an indefinite period on the open market and in privately negotiated transactions, depending on those factors IAC management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.

As of March 31, 2015, IAC had $877.2 million in cash and cash equivalents and marketable securities as well as $1.1 billion in long-term debt.  The Company has $300 million in unused borrowing capacity under its revolving credit facility.

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OPERATING METRICS

	Q1 2015	Q1 2014	Growth

SEARCH & APPLICATIONS (in millions)
Revenue
Websites (a)	$189.7	$203.7	-7%
Applications (b)	193.2	194.3	-1%
Total Revenue	$382.9	$398.0	-4%

Websites Page Views (c)	6,385	8,276	-23%
Applications Queries (d)	5,081	5,183	-2%

THE MATCH GROUP
Dating Revenue (in millions)
North America (e)	$145.2	$134.5	8%
International (f)	64.9	70.5	-8%
Total Dating Revenue	$210.1	$205.0	2%

Dating Paid Subscribers (in thousands)
North America (e)	2,702	2,389	13%
International (f)	1,310	1,079	21%
Total Dating Paid Subscribers	4,012	3,468	16%

HOMEADVISOR (in thousands)
Domestic Service Requests (g)	1,811	1,310	38%
Domestic Accepts (h)	2,233	1,635	37%

International Service Requests (g) (i)	284	234	22%
International Accepts (h) (i)	548	518	6%

(a)   Websites revenue is principally composed of Ask.com, About.com, CityGrid, Dictionary.com, Investopedia, PriceRunner and Ask.fm.

(b)   Applications revenue includes B2C, B2B, SlimWare and Apalon.

(c)    Websites page views include Ask.com, About.com, CityGrid, Dictionary.com, Investopedia and PriceRunner.  Historical figures have been adjusted to exclude Urbanspoon which was sold in Q4 2014.

(d)   Applications queries include B2C and B2B.

(e)    North America includes Match, Chemistry, People Media, OkCupid, Tinder and other dating businesses operating within the United States and Canada.

(f)      International includes Meetic, Tinder and all dating businesses operating outside of the United States and Canada.

(g)   Fully completed and submitted customer service requests on HomeAdvisor.

(h)   The number of times service requests are accepted by service professionals.  A service request can be transmitted to and accepted by more than one service professional.

(i)      HomeAdvisor International historical figures have been adjusted to include the Netherlands business and exclude certain operations that ceased in Q4 2014.

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DILUTIVE SECURITIES

IAC has various tranches of dilutive securities.  The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

		Avg.
		Exercise	As of
	Shares	Price	4/24/15	Dilution at:

Share Price			$72.14	$75.00	$80.00	$85.00	$90.00

Absolute Shares as of 4/24/15	82.1		82.1	82.1	82.1	82.1	82.1

RSUs and Other	5.0		5.0	4.8	4.5	4.3	4.1
Options	7.9	$47.75	2.8	2.9	3.2	3.5	3.7

Total Dilution			7.7	7.7	7.7	7.8	7.8
% Dilution			8.6%	8.6%	8.6%	8.6%	8.7%
Total Diluted Shares Outstanding			89.8	89.8	89.8	89.8	89.9

CONFERENCE CALL

IAC will audiocast a conference call to answer questions regarding the Company’s first quarter 2015 results and management’s published remarks on Wednesday, April 29, 2015, at 8:30 a.m. Eastern Time.  This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of IAC’s business.  The live audiocast will be open to the public at, and management’s remarks have been posted on, www.iac.com/Investors.

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GAAP FINANCIAL STATEMENTS

IAC CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands except per share amounts)

	Three Months Ended March 31,
	2015	2014

Revenue	$772,512	$740,247
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	191,553	209,234
Selling and marketing expense	357,666	298,599
General and administrative expense	114,794	95,089
Product development expense	45,257	38,816
Depreciation	15,568	14,818
Amortization of intangibles	12,555	11,979
Total operating costs and expenses	737,393	668,535

Operating income	35,119	71,712

Interest expense	(14,064)	(14,064)
Other income (expense), net	6,988	(1,958)
Earnings from continuing operations before income taxes	28,043	55,690
Income tax provision	(6,180)	(21,385)
Earnings from continuing operations	21,863	34,305
Earnings (loss) from discontinued operations, net of tax	125	(814)
Net earnings	21,988	33,491
Net loss attributable to noncontrolling interests	4,417	2,394
Net earnings attributable to IAC shareholders	$26,405	$35,885

Per share information attributable to IAC shareholders:
Basic earnings per share from continuing operations	$0.31	$0.44
Diluted earnings per share from continuing operations	$0.30	$0.42

Basic earnings per share	$0.32	$0.44
Diluted earnings per share	$0.30	$0.41

Dividends declared per common share	$0.34	$0.24

Stock-based compensation expense by function:
Cost of revenue	$245	$(8)
Selling and marketing expense	1,723	196
General and administrative expense	14,598	7,952
Product development expense	2,345	1,473
Total stock-based compensation expense	$18,911	$9,613

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IAC CONSOLIDATED BALANCE SHEET

($ in thousands)

	March 31,	December 31,
	2015	2014
ASSETS

Cash and cash equivalents	$671,597	$990,405
Marketable securities	205,621	160,648
Accounts receivable, net	232,464	236,086
Other current assets	184,261	166,742
Total current assets	1,293,943	1,553,881

Property and equipment, net	297,956	302,459
Goodwill	1,720,901	1,754,926
Intangible assets, net	469,552	491,936
Long-term investments	123,679	114,983
Other non-current assets	52,074	56,693
TOTAL ASSETS	$3,958,105	$4,274,878

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable, trade	$83,446	$81,163
Deferred revenue	214,476	194,988
Accrued expenses and other current liabilities	327,830	397,803
Total current liabilities	625,752	673,954

Long-term debt	1,080,000	1,080,000
Income taxes payable	29,300	32,635
Deferred income taxes	407,784	409,529
Other long-term liabilities	34,260	45,191

Redeemable noncontrolling interests	28,295	40,427

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock	253	252
Class B convertible common stock	16	16
Additional paid-in capital	11,434,220	11,415,617
Retained earnings	322,848	325,118
Accumulated other comprehensive loss	(143,273)	(87,700)
Treasury stock	(9,861,350)	(9,661,350)
Total IAC shareholders’ equity	1,752,714	1,991,953
Noncontrolling interests	—	1,189
Total shareholders’ equity	1,752,714	1,993,142
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,958,105	$4,274,878

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IAC CONSOLIDATED STATEMENT OF CASH FLOWS

($ in thousands)

	Three Months Ended March 31,
	2015	2014

Cash flows from operating activities attributable to continuing operations:
Net earnings	$21,988	$33,491
Less: earnings (loss) from discontinued operations, net of tax	125	(814)
Earnings from continuing operations	21,863	34,305
Adjustments to reconcile earnings from continuing operations to net cash (used in) provided by operating activities attributable to continuing operations:
Stock-based compensation expense	18,911	9,613
Depreciation	15,568	14,818
Amortization of intangibles	12,555	11,979
Excess tax benefits from stock-based awards	(16,846)	(24,203)
Deferred income taxes	867	3,799
Equity in losses of unconsolidated affiliates	283	1,935
Acquisition-related contingent consideration fair value adjustments	(6,996)	(27)
Other adjustments, net	(476)	3,985
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(3,847)	(20,387)
Other assets	6,775	(4,100)
Accounts payable and other current liabilities	(33,420)	(11,655)
Income taxes payable	(41,359)	6,697
Deferred revenue	23,001	16,917
Other changes in assets and liabilities, net	(689)	(1,035)
Net cash (used in) provided by operating activities attributable to continuing operations	(3,810)	42,641
Cash flows from investing activities attributable to continuing operations:
Acquisitions, net of cash acquired	(5,709)	(77,981)
Capital expenditures	(12,876)	(9,721)
Proceeds from maturities and sales of marketable debt securities	6,050	—
Purchases of marketable debt securities	(47,930)	(32,848)
Purchases of long-term investments	(8,345)	(7,861)
Other, net	2,843	(157)
Net cash used in investing activities attributable to continuing operations	(65,967)	(128,568)
Cash flows from financing activities attributable to continuing operations:
Purchase of treasury stock	(200,000)	—
Dividends	(28,675)	(20,004)
Issuance of common stock, net of withholding taxes	(10,339)	920
Excess tax benefits from stock-based awards	16,846	24,203
Purchase of noncontrolling interests	(15,338)	(30,000)
Funds returned from escrow for Meetic tender offer	—	12,354
Acquisition-related contingent consideration payments	(180)	—
Other, net	110	(295)
Net cash used in financing activities attributable to continuing operations	(237,576)	(12,822)
Total cash used in continuing operations	(307,353)	(98,749)
Effect of exchange rate changes on cash and cash equivalents	(11,455)	1,616
Net decrease in cash and cash equivalents	(318,808)	(97,133)
Cash and cash equivalents at beginning of period	990,405	1,100,444
Cash and cash equivalents at end of period	$671,597	$1,003,311

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RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

IAC RECONCILIATION OF OPERATING CASH FLOW FROM CONTINUING OPERATIONS TO FREE CASH FLOW

($ in millions; rounding differences may occur)

	Three Months Ended March 31,
	2015	2014
Net cash (used in) provided by operating activities attributable to continuing operations	$(3.8)	$42.6
Capital expenditures	(12.9)	(9.7)
Tax payments (refunds) related to sales of a business and an investment	0.1	(0.8)
Free Cash Flow	$(16.6)	$32.1

For the three months ended March 31, 2015, consolidated Free Cash Flow decreased $48.7 million due to lower Adjusted EBITDA, higher income tax payments and higher capital expenditures.

IAC RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(in thousands except per share amounts)

	Three Months Ended March 31,
	2015	2014
Net earnings attributable to IAC shareholders	$26,405	$35,885
Stock-based compensation expense	18,911	9,613
Amortization of intangibles	12,555	11,979
Acquisition-related contingent consideration fair value adjustments	(6,996)	(27)
Gain on sale of VUE interests and related effects	—	968
Discontinued operations, net of tax	(125)	814
Impact of income taxes and noncontrolling interests	(12,382)	(7,607)
Adjusted Net Income	$38,368	$51,625

GAAP Basic weighted average shares outstanding	83,453	82,484
Options and RSUs, treasury method	5,305	4,720
GAAP Diluted weighted average shares outstanding	88,758	87,204
Impact of RSUs	326	284
Adjusted EPS weighted average shares outstanding	89,084	87,488

GAAP Diluted earnings per share	$0.30	$0.41

Adjusted EPS	$0.43	$0.59

For Adjusted EPS purposes, the impact of RSUs on shares outstanding is based on the weighted average number of RSUs outstanding, including performance-based RSUs outstanding that the Company believes are probable of vesting.  For GAAP diluted EPS purposes, RSUs, including performance-based RSUs for which the performance criteria have been met, are included on a treasury method basis.

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IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the three months ended March 31, 2015
	Adjusted EBITDA	Stock-based compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$78.9	$—	$(3.6)	$(7.0)	$(4.0)	$64.3
The Match Group	25.9	(0.6)	(7.1)	(3.9)	11.0	25.3
Media	(14.6)	(0.1)	(0.2)	(0.4)	—	(15.4)
eCommerce	(3.1)	(0.4)	(2.0)	(1.3)	—	(6.9)
Corporate	(11.9)	(17.7)	(2.7)	—	—	(32.3)
Total	$75.2	$(18.9)	$(15.6)	$(12.6)	$7.0	$35.1

	For the three months ended March 31, 2014
	Adjusted EBITDA	Stock-based compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$82.1	$—	$(4.5)	$(7.3)	$—	$70.3
The Match Group	47.4	—	(5.8)	(1.8)	—	39.8
Media	(7.9)	(0.2)	(0.3)	(0.3)	—	(8.6)
eCommerce	2.8	—	(1.7)	(2.6)	—	(1.6)
Corporate	(16.3)	(9.4)	(2.5)	—	—	(28.3)
Total	$108.1	$(9.6)	$(14.8)	$(12.0)	$—	$71.7

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IAC’S PRINCIPLES OF FINANCIAL REPORTING

IAC reports Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow, all of which are supplemental measures to GAAP.  These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated.  We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  IAC endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures.  We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release.  Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and goodwill and intangible asset impairments and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements.  We believe Adjusted EBITDA is a useful measure for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors.  Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments.  The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, and we believe that by excluding these items, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business, from which capital investments are made and debt is serviced.

Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net earnings attributable to IAC shareholders excluding, net of tax effects and noncontrolling interests, if applicable: (1) stock-based compensation expense, (2) acquisition-related items consisting of (i) amortization of intangibles and goodwill and intangible asset impairments and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements, (3) income or loss effects related to IAC’s former passive ownership in VUE, and (4) discontinued operations.  We believe Adjusted Net Income is useful to investors because it represents IAC’s consolidated results taking into account depreciation, which management believes is an ongoing cost of doing business, as well as other charges that are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.

Adjusted EPS is defined as Adjusted Net Income divided by fully diluted weighted average shares outstanding for Adjusted EPS purposes.  We include dilution from options and warrants in accordance with the treasury stock method and include all restricted stock units (“RSUs”) in shares outstanding for Adjusted EPS, with performance-based RSUs included based on the number of shares that the Company believes are probable of vesting.  This differs from the GAAP method for including RSUs, which are treated on a treasury method, and performance-based RSUs, which are included for GAAP purposes only to the extent the performance criteria have been met (assuming the end of the reporting period is the end of the contingency period).  Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges, which are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.  Adjusted Net Income and Adjusted EPS have the same limitations as Adjusted EBITDA, and in addition, Adjusted Net Income and Adjusted EPS do not account for IAC’s former passive ownership in VUE.  Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

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IAC’S PRINCIPLES OF FINANCIAL REPORTING - continued

Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures.  In addition, Free Cash Flow excludes, if applicable, tax payments and refunds related to the sales of certain businesses and investments, including IAC’s interests in VUE, an internal restructuring and dividends received that represent a return of capital due to the exclusion of the proceeds from these sales and dividends from cash provided by operating activities.  We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements.  Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.  For example, it does not take into account stock repurchases.  Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures

Stock-based compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions, of stock options, restricted stock units and performance-based RSUs.  These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding using the treasury stock method; however, performance-based RSUs are included only to the extent the performance criteria have been met (assuming the end of the reporting period is the end of the contingency period).  We view the true cost of stock options, restricted stock units and performance-based RSUs as the dilution to our share base, and such awards are included in our shares outstanding for Adjusted EPS purposes as described above under the definition of Adjusted EPS.  Upon the exercise of certain stock options and vesting of restricted stock units and performance-based RSUs, the awards are settled, at the Company’s discretion, on a net basis, with the Company remitting the required tax-withholding amount from its current funds.

Depreciation is a non-cash expense relating to our property and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives.

Amortization of intangible assets and goodwill and intangible asset impairments are non-cash expenses relating primarily to acquisitions.  At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as content, technology, customer lists, advertiser and supplier relationships, are valued and amortized over their estimated lives.  Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization.  An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value.  While it is likely that we will have significant intangible amortization expense as we continue to acquire companies, we believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Gains and losses recognized on changes in the fair value of contingent consideration arrangements are accounting adjustments to report contingent consideration liabilities at fair value.  These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or ongoing costs of doing business.

Income or loss effects related to IAC’s former passive ownership in VUE are excluded from Adjusted Net Income and Adjusted EPS because IAC had no operating control over VUE, which was sold for a gain in 2005, had no way to forecast this business, and did not consider the results of VUE in evaluating the performance of IAC’s businesses.

Free Cash Flow

We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes.  In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events.  We manage our business for cash and we think it is of utmost importance to maximize cash — but our primary valuation metrics are Adjusted EBITDA and Adjusted EPS.

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OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on April 29, 2015, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include, among others, statements relating to: IAC’s future financial performance, IAC’s business prospects and strategy, anticipated trends and prospects in the industries in which IAC’s businesses operate and other similar matters.  These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: changes in senior management at IAC and/or its businesses, changes in our relationship with, or policies implemented by, Google, adverse changes in economic conditions, either generally or in any of the markets in which IAC’s businesses operate, adverse trends in the online advertising industry or the advertising industry generally, our ability to convert visitors to our various websites into users and customers, our ability to offer new or alternative products and services in a cost-effective manner and consumer acceptance of these products and services, operational and financial risks relating to acquisitions, changes in industry standards and technology, our ability to expand successfully into international markets and regulatory changes. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission (“SEC”).  Other unknown or unpredictable factors that could also adversely affect IAC’s business, financial condition and results of operations may arise from time to time.  In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate.  Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of IAC management as of the date of this press release.  IAC does not undertake to update these forward-looking statements.

About IAC

IAC (NASDAQ: IACI) is a leading media and Internet company. It is organized into four segments: The Match Group, which consists of dating, education and fitness businesses with brands such as Match.com, OkCupid, Tinder, The Princeton Review and DailyBurn; Search & Applications, which includes brands such as About.com, Ask.com, Dictionary.com and Investopedia; Media, which consists of businesses such as Vimeo, Electus, The Daily Beast and CollegeHumor; and eCommerce, which includes HomeAdvisor and ShoeBuy.  IAC’s brands and products are among the most recognized in the world reaching users in over 200 countries.  The Company is headquartered in New York City and has offices worldwide. To view a full list of IAC companies, please visit www.iac.com.

Contact Us

IAC Investor Relations

Mark Schneider / Alexandra Caffrey

(212) 314-7400

IAC Corporate Communications

Isabelle Weisman

(212) 314-7361

IAC

555 West 18th Street, New York, NY 10011 (212) 314-7300 http://iac.com

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